Exhibit 10.8

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and effective as of July [•], 2020, by and between Digital Media Solutions, Inc. (f/k/a Leo Holdings Corp., a Cayman Islands exempted company (the “Predecessor”)), a Delaware corporation (the “Company”), and [•], an individual (“Indemnitee” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, the Company and Indemnitee recognize the increased risk of litigation and other claims against directors and officers of public companies;

WHEREAS, the Company’s Bylaws (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the extent provided therein, and Indemnitee serves as a director and/or officer of the Company, in part, in reliance on such provisions in the Bylaws;

WHEREAS, the Company has determined that its inability to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protections promised by the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Bylaws, any change in the composition of the governing bodies of the Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide herein for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by applicable law and as set forth herein and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policy or policies of the Company.

NOW, THEREFORE, in consideration of such recitals and of Indemnitee’s continued service to the Company and/or any of its Subsidiaries directly on its and/or their behalf or at its and/or their request as an officer, director, manager, member, partner, tax matters partner, fiduciary, or trustee of, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the Parties agree as follows:

1. Certain Definitions. As used herein, each of the following underlined terms has the meaning specified in this Section 1:

(a) “Board of Directors” means the Board of Directors of the Company.

(b) “Change in Control” means the occurrence of any of the following after the date hereof:

(i) (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) an affiliate of Clairvest Group Inc. or Prism Data, LLC, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (C) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Voting Securities of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the total voting power represented by the Company’s then outstanding Voting Securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Initial Board”), cease for any reason to constitute a majority thereof (a “Board Change”); provided, however, that no change to the composition of the Initial Board shall be considered for the purposes of determining whether a Board Change has occurred to the extent such change resulted from a designation made in accordance with the Directors Nomination Agreement, dated as of July [•], 2020, by and among the Company, Leo Investors Limited Partnership, Lion Capital (Guernsey Bridgeco Limited), Clairvest Group Inc. and Prism Data, LLC;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(c) “Claim” means any threatened, asserted, pending, or completed civil, criminal, administrative, investigative, or other action, suit, or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any Subsidiary of the Company, any governmental agency, or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, including any arbitration or other alternative dispute resolution mechanism.

(d) “DGCL” means the General Corporation Law of the State of Delaware.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g) “Expenses” means all direct or indirect costs, expenses, and obligations, including attorneys’ fees, judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Board of Directors, and counsel fees and disbursements (including experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing, and binding costs, as well as telecommunications, postage, and courier charges), paid or incurred in connection with investigating, prosecuting, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event, and shall include all attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, or any other right provided by this Agreement (including such fees or expenses incurred in connection with legal proceedings contemplated by Section 2(d) hereof).

(h) “Indemnifiable Amounts” means (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes, or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event, (ii) any liability pursuant to a loan, guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company, including any indebtedness that the Company or any Subsidiary of the Company has assumed or taken subject to and (iii) any liability that Indemnitee incurs as a result of acting on behalf of the Company or any Subsidiary of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liability is in the form of an excise tax assessed by the United States Internal Revenue Service, a penalty assessed by the Department of Labor, restitution to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust, or other funding mechanism, or otherwise).

(i) “Indemnifiable Event” means any event or occurrence, whether occurring before, on, or after the date hereof, related to the fact that Indemnitee is or was a director or officer, employee, agent or fiduciary of the Company or any Subsidiary of the Company, or is or was serving on behalf of the Company at the request of the Company as a director, officer, employee, manager, member, partner, tax matter partner, trustee, partnership representative, agent, fiduciary, or similar capacity, of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise, or by reason of act or omission by Indemnitee in any such capacity (in all cases whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred for which indemnification, advancement or any other right can be provided by this Agreement).

(j) “Indemnitee-Related Entity” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any of its Subsidiaries or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which Indemnitee on behalf of the Company at the Company’s request, is serving as a director, officer, employee, or agent, which service is covered by the indemnity described herein) from which Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(k) “Independent Legal Counsel” means an attorney or firm of attorneys, selected pursuant to and in accordance with the provisions of Section 3, who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(l) “Jointly Indemnifiable Claim” means any Claim for which Indemnitee may be entitled to indemnification from both an Indemnitee-Related Entity and the Company pursuant to applicable law, any indemnification agreement, or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, or comparable organizational documents of the Company and such Indemnitee-Related Entity.

(m) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity.

(n) “Reviewing Party” means any appropriate person or body consisting of a member or members of the Board of Directors or any other person or body appointed by the Board of Directors who is (A)(i) not a party to the particular Claim for which Indemnitee is seeking indemnification and (ii) independent of the Indemnitee, or (B) Independent Legal Counsel.

(o) “Subsidiary” means, with respect to any Person, any domestic or foreign partnership, limited liability company, corporation or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (iii) in any case, such Person controls the management thereof.

(p) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

2. Basic Indemnification Arrangement; Advancement of Expenses.

(a) In the event that Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time; provided, however, that no change in applicable law shall have the effect of reducing the benefits available to Indemnitee hereunder based on applicable law as in effect on the date hereof or as such benefits may improve as a result of amendments to applicable law that become effective after the date hereof. The rights of Indemnitee provided in this Section 2 shall include the rights set forth in the other sections hereof. Payments of Indemnifiable Amounts shall be made as soon as practicable but in any event no later than sixty (60) days after written demand is presented to the Company.

(b) If so requested by Indemnitee, the Company shall advance, or cause to be advanced (as soon as practicable but in any event no later than twenty (20) days of such request), any and all Expenses incurred by Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), pay, or caused to be paid, such Expenses on behalf of Indemnitee, unless Indemnitee shall have elected to pay such Expenses and have such Expenses reimbursed, in which case the Company shall reimburse, or cause to be reimbursed, Indemnitee for such Expenses. To the fullest extent permitted by applicable law, Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by any Reviewing Party that Indemnitee has satisfied any applicable standard of conduct for indemnification. Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent it is ultimately determined by final decision of a court of competent jurisdiction from which there is no future right to appeal that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. No other form of undertaking shall be required of Indemnitee other than execution hereof. If Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, then Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto.

(c) Notwithstanding anything herein to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Board of Directors has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement (including an action pursued by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law).

(d) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who, by execution hereof, hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control that has been approved by a majority of the members of the Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3. If there has been no determination by the Reviewing Party, or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3. Change in Control. The Company agrees that, if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or under any provision of the certificate of incorporation of the Company or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee, subject to and in accordance with Section 2, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or provision of the certificate of incorporation of the Company or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events and (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, in each case, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance, or insurance recovery, as the case may be.

5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision hereof to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for the entire amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision hereof, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of this Section 5 if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of this Section 5.

6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party, court, or other finder of fact or appropriate Person shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company (or its representative) to establish by clear and convincing evidence that Indemnitee is not so entitled.

7. Reliance as Safe Harbor. For purposes hereof, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports, or statements furnished to Indemnitee by the officers or employees of the Company or any of its Subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and actions, or failures to act, of any director, officer, agent, or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

8. No Other Presumptions. For purposes hereof, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9. Nonexclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the certificate of incorporation of the Company, the Bylaws, the DGCL or otherwise. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the certificate of incorporation of the Company, the Bylaws or this Agreement, it is the intent of the Parties that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms hereof and the certificate of incorporation of the Company or Bylaws, it is the intent of the Parties that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the certificate of incorporation of the Company or the Bylaws. No amendment or alteration of the certificate of incorporation of the Company or the Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of a Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policy.

11. Amendments; Waivers. No supplement, modification or amendment hereof shall be binding unless executed in writing by both of the Parties. No waiver of any of the provisions hereof shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12. Subrogation. Subject to Section 14, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

13. No Duplication of Payments. Subject to Section 14, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy or any provision of the certificate of incorporation of the Company or the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Jointly Indemnifiable Claims. Given that certain Jointly Indemnifiable Claims may arise as a result of the relationship between the Indemnitee-Related Entities and the Company and the service of Indemnitee as a director and/or officer of the Company at the request of the Indemnitee-Related Entities, the Company acknowledges and agrees that the Company, as the primary indemnitor hereunder, shall be fully and primarily responsible for the payment to Indemnitee in respect of indemnification and advancement of Expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms hereof irrespective of any right of recovery Indemnitee may have from the Indemnitee-Related Entities or any other Person, and any such right of recovery Indemnitee may have from the Indemnitee-Related Entities or any other Person shall be secondary. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities, and no right of recovery Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to Indemnitee in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 14, entitled to enforce this Section 14 against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

15. Notification and Defense of Claims.

(a) Indemnitee shall notify the Company in writing as soon as practicable of any Claim that could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.

(b) The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that, if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Claim (including any impleaded parties) include the Company or any Subsidiary of the Company, on the one hand, and Indemnitee, on the other hand, and Indemnitee concludes, after consultation with counsel selected by Indemnitee, that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or any Subsidiary of the Company or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm, plus, if applicable, local counsel(s) in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which Indemnitee is or could have been a party unless such settlement involves solely the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold, condition, or delay its or his consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

16. Section 409A. It is intended that any indemnification payment or advancement of Expenses made hereunder shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10). Notwithstanding the foregoing, if any indemnification payment or advancement of Expenses made hereunder shall be determined to be “nonqualified deferred compensation” within the meaning of Section 409A, then (a) the amount of the indemnification payment or advancement of Expenses during one taxable year shall not affect the amount of the indemnification payments or advancement of Expenses during any other taxable year, (b) the indemnification payments or advancement of Expenses must be made on or before the last day of the Indemnitee’s taxable year following the year in which the expense was incurred and (c) the right to indemnification payments or advancement of Expenses hereunder is not subject to liquidation or exchange for another benefit.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or director of the Company or of any Subsidiary of the Company or of any other enterprise at the Company’s request.

18. Severability. The provisions hereof shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, illegal, void, or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

19. Notices. All notices, requests, consents, and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written document delivered in person or sent by facsimile, email or other electronic transmission, nationally recognized overnight courier, or personal delivery, addressed to such Party at the address set forth below or such other address as may hereafter be designated on the signature pages hereof or in writing by such Party to the other Party:

(a)	If to the Company, to:

Digital Media Solutions, Inc.

4800 140th Avenue N., Suite 101

Clearwater, FL 33762

Attn: Ryan Foster

E-mail: rfoster@dmsgroup.com

(b)	If to Indemnitee, to the address set forth on the signature page hereof.

All such notices, requests, consents, and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the Parties at the above addresses, sent by electronic transmission (including e-mail) to the email addresses specified above, or sent by facsimile transmission to the facsimile numbers specified above (or at such other address, e-mail address, or facsimile number for a Party as shall be specified by like notice). Any notice delivered by any Party hereto to any other Party hereto shall also be delivered to each other Party hereto simultaneously with delivery to the first party receiving such notice.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the Party against whom enforceability is sought need be produced to evidence the existence hereof.

21. Specific Performance. The Parties recognize that if any provision hereof is violated by the Parties, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either at law or in equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

22. Governing Law. This Agreement, and all claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. Each Party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, (b) agrees that all claims and causes of action shall be heard and determined exclusively in the courts identified in clause (a) of this Section 22, (c) waives any objection to laying venue in any such claim or cause of action in such courts, (d) waives any objection that any such court is an inconvenient forum or does not have jurisdiction over any Party and (e) agrees that service of process upon such Party in any such claim or cause of action shall be effective if such process is given as a notice under Section 19. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION THAT MAY BE BASED ON, ARISE OUT OF OR RELATE HERETO OR TO THE NEGOTIATION, EXECUTION, PERFORMANCE OR SUBJECT MATTER HEREOF.

23. Construction.

(a) As used herein, the term “Company” shall be construed to include the Subsidiaries of the Company and such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise as the context so requires.

(b) The Parties agree that they have been represented by counsel during the negotiation and execution hereof and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in a contract or other document shall be construed against the Party drafting such contract or document. Each Party has participated in the drafting and negotiation hereof. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions hereof.

(c) When calculating the period of time prior to which, within which or after which any act is to be done or step taken pursuant hereto, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a business day, the period in question shall end on the next succeeding business day.

(d) Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e) When a reference is made herein to a Section, such reference shall be to a Section hereof unless otherwise indicated.

(f) Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(g) The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof.

(h) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

24. Merger. This Agreement amends, restates, supersedes and replaces any indemnification agreement, if any, between the Predecessor and Indemnitee.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

DIGITAL MEDIA SOLUTIONS, INC.

By

Name: Joseph Marinucci
Title: Chief Executive Officer

[Signature Page to Indemnification Agreement]

Name:

Address:

[Signature Page to Indemnification Agreement]